SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


                     Planet Hollywood International, Inc.
 ---------------------------------------------------------------------------

            (Exact name of registrant as specified in its charter)


       Delaware                                         59-3283783
----------------------------------------------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification No.)


7380 Sand Lake Road, Suite 600, Orlando, Florida           32819
----------------------------------------------------------------------------
   (Address of principal executive offices)              (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered

Class A Common Stock, $0.01 par value         New York Stock Exchange

 ........................................  ..................................
 ........................................  ..................................
 ........................................  ..................................

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:


   -----------------------------------------------------------------------
                               (Title of Class)


   ------------------------------------------------------------------------
                               (Title of Class)

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.       Description of Registrant's Securities to be Registered.

          A description of the shares of Class A Common Stock, par value $0.01 per share, of Planet Hollywood International, Inc., a Delaware corporation (the "Company"), is set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-1 dated April 19, 1996 (Registration No. 333-1490), and is incorporated herein by reference.


             (Remainder of page intentionally left blank)

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PLANET HOLLYWOOD INTERNATIONAL, INC.,

                              by  /s/ Thomas Avallone
                                ------------------------------------
                                Name:    Thomas Avallone
                                Title:   Executive Vice President and
                                         Chief Financial Officer

Date:  September 16, 1997